Exhibit 99.1

PDS Biotech Announces Submission of Phase 3 Protocol to FDA to Initiate VERSATILE-003 Trial

VERSATILE-003 will evaluate PDS0101 in combination with KEYTRUDA® in recurrent or metastatic HPV16-positive head and neck cancer

PDS Biotech anticipates initiating the VERSATILE-003 trial in the fourth quarter of 2023

Princeton, NJ, August 14, 2023 - PDS Biotechnology Corporation (Nasdaq: PDSB) (PDS Biotech or the Company), a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary T cell activating platforms, today announced the submission to the U.S. Food and Drug Administration (FDA) of an updated Chemistry, Manufacturing and Controls (CMC) package and a Phase 3 multicenter registrational protocol to the company’s Investigational New Drug (IND) submission to evaluate the combination of PDS0101 and KEYTRUDA® (pembrolizumab), Merck’s anti-PD-1 therapy, for the treatment of recurrent or metastatic human papillomavirus (HPV) 16-positive head and neck squamous cell carcinoma (HNSCC). The protocol was developed in accordance with guidance from the FDA on key elements of the Phase 3 program to support the eventual submission of a Biologics License Application (BLA).

The Phase 3 trial, named VERSATILE-003, is a randomized, active comparator-controlled study designed to investigate the safety and efficacy of PDS0101 combined with KEYTRUDA® compared to KEYTRUDA® monotherapy in immune checkpoint inhibitor (ICI)-naïve patients with recurrent or metastatic HPV16-positive HNSCC. The primary efficacy endpoint for VERSATILE-003, per the protocol, is overall survival (OS). The Phase 3 study is expected to involve approximately 90-100 clinical sites globally. PDS Biotech anticipates initiating the VERSATILE-003 Phase 3 trial in the fourth quarter of 2023.

“Submission of the protocol and supportive CMC documents for this Phase 3 registrational trial is an important milestone for PDS Biotech and our VERSATILE-003 program investigating PDS0101 in combination with KEYTRUDA® as a potential treatment for recurrent or metastatic HPV16-positive HNSCC,” stated Dr. Lauren V. Wood, PDS Biotech’s Chief Medical Officer. “Interim data from our ongoing VERSATILE-002 Phase 2 clinical trial have been very encouraging, with impressive interim OS and PFS results. With VERSATILE-003, we have an opportunity to confirm the Phase 2 results from VERSATILE-002 in a controlled, Phase 3 clinical trial comparing the combination of PDS0101 and KEYTRUDA® to KEYTRUDA® monotherapy.”

About PDS0101

PDS0101, PDS Biotech’s lead candidate, is a novel investigational human papillomavirus (HPV)-targeted immunotherapy that stimulates a potent targeted T cell attack against HPV-positive cancers. PDS0101 is given by subcutaneous injection alone or in combination with other immunotherapies and cancer treatments. In a Phase 1 study of PDS0101 in monotherapy, the treatment demonstrated the ability to generate multifunctional HPV16-targeted CD8 and CD4 T cells with minimal toxicity.  Interim data suggest PDS0101 generates clinically effective immune responses, and the combination of PDS0101 with other treatments can demonstrate significant disease control by reducing or shrinking tumors, delaying disease progression and/or prolonging survival. The combination of PDS0101 with other treatments does not appear to compound the toxicity of other agents.

About VERSATILE-002

VERSATILE-002 is a single-arm Phase 2 trial evaluating the safety and efficacy of PDS0101, an HPV16-targeted investigational T cell-activating immunotherapy that leverages PDS Biotech’s proprietary Versamune® technology, in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab). The combination is being evaluated in immune checkpoint inhibitor (ICI)-naïve and ICI-refractory patients with recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (HNSCC) and was granted Fast Track designation by the Food and Drug Administration in June 2022.

Interim efficacy and safety data were presented at the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting for ICI-naïve patients. Preliminary data from the first 34 patients demonstrated a 12-month overall survival rate of 87% and median progression free survival of 10.4 months. No Grade 4 or higher treatment related adverse events were observed, and Grade 3 treatment related adverse events were observed in 8% of patients.

About VERSATILE-003

VERSATILE-003 is a randomized, controlled Phase 3 trial evaluating the safety and efficacy of PDS0101 in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) versus KEYTRUDA® monotherapy. The combination is being evaluated in immune checkpoint inhibitor (ICI)-naïve patients with recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (HNSCC) and was granted Fast Track designation by the Food and Drug Administration in June 2022.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, Versamune® plus PDS0301, and Infectimune® T cell-activating platforms. We believe our targeted immunotherapies have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells.  To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce and shrink tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials and will be advancing into a Phase 3 clinical trial in combination with KEYTRUDA® for the treatment of recurrent/metastatic HPV16-positive head and neck cancer in 2023.  Our Infectimune® based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® and Infectimune® are trademarks of PDS Biotechnology Corporation. KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:
Dave Schemelia
Tiberend Strategic Advisors, Inc.
Phone: +1 (609) 468-9325
Email: dschemelia@tiberend.com

Eric Reiss
Tiberend Strategic Advisors, Inc.
Phone: +1 (802) 249-1136
Email: ereiss@tiberend.com